UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2017

NewStar Financial, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33211	54-2157878
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Boylston Street, Suite 1250, Boston, MA		02116
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 848-2500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 20, 2017, NewStar Financial, Inc. (the “Company”) completed a $397.3 million term debt securitization. This securitization was a refinancing of the NewStar Commercial Loan Funding 2013-1 LLC $400.0 million term debt securitization completed on September 11, 2013. The notes offered in the collateralized loan obligation (the “Replacement Notes”) were issued by NewStar Commercial Loan Funding 2017-1 LLC, a subsidiary of the Company (“NCLF”), and are backed by a diversified portfolio of commercial loans originated and serviced by the Company. Investors purchased approximately $328.0 million of the floating-rate, asset-backed Replacement Notes, representing approximately 82.6% of the value of the collateral pool. The Company retained the Class E-N Replacement Notes and all of the equity which together totaled $69.3 million, representing approximately 17.4% of the collateral pool.  The blended pricing of the Replacement Notes was LIBOR plus 2.28%. The reinvestment period is expected to end in March 2019 and the Replacement Notes are expected to mature in March 2027.

The amount, LIBOR spread and assumed weighted average life of the offered Replacement Notes are:

			Assumed
	Amount	LIBOR spread	Weighted
Class	($ in millions)	(percentage)	Average Life
A-T-N	$207.0	1.78	3.44
A-R-N	$25.0	1.78	3.44
B-N	$40.0	2.50	4.93
C-N	$32.0	3.50	5.45
D-N	$24.0	5.10	6.11
E-N	$20.0	7.75	6.74

In connection with the refinancing of the term debt securitization, the Company, as collateral manager, entered into an Amended and Restated Collateral Management Agreement dated as of March 20, 2017, with NCLF as Issuer. In addition, NCLF entered into a Second Supplemental Indenture to the Indenture dated as of September 11, 2013, with U.S. Bank National Association as trustee. The Company, as transferor, previously entered into a Master Loan Sale Agreement, dated as of September 11, 2013 with NCLF as issuer and NewStar Commercial Loan Depositor 2013-1 LLC, a subsidiary of the Company, as retention holder. NewStar Commercial Loan Depositor 2013-1 LLC was renamed NewStar Commercial Loan Depositor 2017-1 LLC in connection with the refinancing of the notes.

The Amended and Restated Collateral Management Agreement, the Indenture and the Master Loan Sale Agreement require the Company and NCLF to comply with various covenants and contain events of default and collateral manager termination events, which are subject to certain materiality thresholds and grace and cure periods customary for securitizations of this type. The Amended and Restated Collateral Management Agreement and the Second Supplemental Indenture are filed with this report as Exhibits 10.1 and 4.1, respectively, and the foregoing descriptions of these documents do not purport to be complete and are qualified in their entirety by the full text set forth in those exhibits, which are incorporated herein by this reference.

Within the United States, the Replacement Notes were only sold to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Replacement Notes have not been registered under the Securities Act or any state securities laws, and, unless so registered, the Replacement Notes may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8‑K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Second Supplemental Indenture by and between NewStar Commercial Loan Funding 2017-1 LLC, as Issuer, and U.S. Bank National Association, as Trustee, dated as of March 20, 2017.

10.1	Amended and Restated Collateral Management Agreement by and between the Company, as Collateral Manager, and NewStar Commercial Loan Funding 2017-1 LLC, as Issuer, dated as of March 20, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEWSTAR FINANCIAL, INC.

Date: March 23, 2017	By:	/s/ JOHN KIRBY BRAY
John Kirby Bray
Chief Financial Officer

Exhibit Index

Exhibit Number	Description
4.1	Second Supplemental Indenture by and between NewStar Commercial Loan Funding 2017-1 LLC, as Issuer, and U.S. Bank National Association, as Trustee, dated as of March 20, 2017.

10.1	Amended and Restated Collateral Management Agreement by and between the Company, as Collateral Manager, and NewStar Commercial Loan Funding 2017-1 LLC, as Issuer, dated as of March 20, 2017.